UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2013

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On August 8, 2013, Atlantic Power Corporation (the “Company”) issued a press release reporting its operating results and other information for the three and six months ended June 30, 2013.  A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.

Item 8.01                                           Other Events

Closing of Gregory Sale

On April 15, 2013, the Company announced that the Company, along with its partners, entered into a purchase and sale agreement to sell its 17% interest in the Gregory project in Texas (the “Gregory Sale”).  On August 7, 2013, the Company completed the Gregory Sale for net cash proceeds, including project debt repayment, working capital adjustments and transaction expenses, of approximately $35 million.  The Company intends to use the net proceeds from the Gregory Sale for general corporate purposes.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Atlantic Power Corporation, dated August 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: August 8, 2013	By:	/s/ TERRENCE RONAN
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Atlantic Power Corporation, dated August 8, 2013.